Exhibit n.2

April 24, 2009

K&L Gates LLP

Three First National Plaza

Suite 3100

Chicago, Illinois 60602

RE:	Nuveen New Jersey Municipal Value Fund

Ladies and Gentlemen:

As special Massachusetts counsel for Nuveen New Jersey Municipal Value Fund (the “Registrant”), we consent to the incorporation by reference of our opinion, filed with Pre-effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 on March 24, 2009.

In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Bingham McCutchen LLP

BINGHAM MCCUTCHEN LLP